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                                                                  EXECUTION COPY
EXHIBIT 4.15

                ADDENDUM NUMBER 1 TO THE REORGANIZATION AGREEMENT

                              ENTERED INTO BETWEEN

                         BEATRIX MINING VENTURES LIMITED
                        (REGISTRATION NO 1946/020743/06)
                                  ("BEATRIX")

                 DRIEFONTEIN CONSOLIDATED (PROPRIETARY) LIMITED
                        (REGISTRATION NO 1993/002956/07)
                                 ("DRIEFONTEIN")

                        KLOOF GOLD MINING COMPANY LIMITED
                        (REGISTRATION NO 1964/004462/06)
                                   ("KLOOF")

                           GFL MINING SERVICES LIMITED
                        (REGISTRATION NO 1997/019961/06)
                                    ("GFLMS")

                              GOLD FIELDS LIMITED
                        (REGISTRATION NO 1968/004880/06)
                                     ("GFL")

                                       AND

                              NEWSHELF 706 LIMITED
                        (REGISTRATION NO 2002/03143/06)
                                   ("NEWCO")
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1.   DEFINITIONS AND INTERPRETATION

1.1 In this Addendum, unless the context clearly requires a different interpretation, the following words and phrases shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings -

1.1.1          "ADDENDUM" means this addendum agreement;

1.1.2 "BUSINESS" means the business of developing, designing, constructing, commissioning and operating a cut rose business unit for the purposes of propagating, growing, harvesting, marketing and selling roses exclusively for the export market;

1.1.3 "IDC" means Industrial Development Corporation of South Africa Limited, a public company duly incorporated according to the laws of the Republic of South Africa under registration number 1940/014201/06;

1.1.4 "LIVING GOLD" means a private company with limited liability to be incorporated in accordance with the Companies Act;

1.1.5 "LIVING GOLD INVESTMENT" means collectively the Living Gold Shares to be held BY Newco and the Living Gold Loans;

1.1.6 "LIVING GOLD LOANS" means any claims of whatsoever nature and howsoever arising to be held by Newco against Living Gold;

1.1.7 "LIVING GOLD SHARES" means the ordinary shares with a par value of R1,00 (one Rand) each in the issued share capital of Living Gold;

1.1.8 "REORGANISATION ADDENDUM" means the reorganisation agreement entered into by the Parties.

1.2 Words and phrases defined in the Reorganisation Agreement shall bear the same meanings in this Addendum, except in so far as they are not defined in this

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               Addendum.

2.        RECORDAL

          It is recorded that -

2.1            the Parties entered into the Reorganisation Agreement on 25 July
               2003;

2.2 GFLMS, acting as trustee for Living Gold, conducts the Business as part of the sustainable development initiative of Gold Fields and its Affiliates in respect of its South African operations;

2.3 Living Gold is in the process of being incorporated. On incorporation, the issued share capital of Living Gold shall be R100,00 (one hundred Rand), divided into 100 (one hundred) Living Gold Shares and allotted and issued to the following shareholders at their par value as follows -

2.3.1          Newco  :  60 Living Gold Shares, representing 60% (sixty percent)
                         of the issued share capital of Living Gold:

2.3.2          IDC    :  40 Living Gold Shares, representing 40% (forty percent)
                         of the issued share capital of Living Gold;

2.4 the Parties wish to amend the Reorganisation Agreement, subject to the terms and conditions set out in this Addendum.

3.        AMENDMENTS

          The Parties wish to amend the Reorganisation Agreement by -

3.1 deleting clause 1.2.58 in its entirety and replacing it with the following clause -

               "1.2.58 "SA SERVICE DIVISION EMPLOYEES" means all employees of GFLMS who are employed exclusively and directly in respect of

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                         the SA Service Division, including MJ Prinsloo and BA
                         Kluckow, but specifically excluding MJ Adan and T Fowler;"

3.2 deleting clause 2.1.2 in its entirety and replacing it with the following clause -

               "2.1.2 Newco is a dormant shelf company having no significant assets or liabilities other than the Living Gold Investment"

3.3 deleting clause 3.1.8 in its entirety and replacing it with the following clause -

               "3.1.8 the obtaining of confirmation from the South African Revenue Service that the disposals and distributions contemplated in this Agreement fall within the ambit of Sections 43 and 45 of the Income Tax Act and Section 11
                         (1)(e) of the VAT Act as well as a ruling in terms of
                         section 11 (a) of the Income Tax Act that the interest payable by Newco in terms of this Agreement will be tax deductible by Newco;"

     Save for the above amendments, all the remaining provisions of the Reorganisation Agreement shall continue to apply.

SIGNED AT PARK TOWN ON 8 AUGUST 2003
                    FOR: BEATRIX MINING VENTURES LIMITED


                                      --------------------------------------
                                      DIRECTOR
                                      WHO WARRANTS THAT HE IS DULY AUTHORISED
                                      THERETO

AS WITNESSES:

1.
   ---------------
2.
   ---------------

MV21 Reorganisation Agreement Addendum 1


                                                                               4

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SIGNED AT PARK TOWN ON 8 AUGUST 2003
                    FOR: DRIEFONTEIN CONSOLIDATED
                         (PROPRIETARY) LIMITED


                         -------------------------------------
                         DIRECTOR
                         WHO WARRANTS THAT HE IS DULY AUTHORISED THERETO

AS WITNESSES:

1.
   ---------------
2.
   ---------------

SIGNED AT PARK TOWN ON 8 AUGUST 2003
                    FOR: KLOOF GOLD MINING COMPANY LIMITED


                         ---------------------------------------
                         DIRECTOR
                         WHO WARRANTS THAT HE IS DULY AUTHORISED THERETO

AS WITNESSES:

1.
   ---------------
2.
   ---------------

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SIGNED AT PARK TOWN ON 8 AUGUST 2003
                    FOR: GFL MINING SERVICES LIMITED


                         ------------------------------------
                         DIRECTOR
                         WHO WARRANTS THAT HE IS DULY AUTHORISED THERETO

AS WITNESSES:

1.
   ---------------
2.
   ---------------

SIGNED AT PARK TOWN ON 8 AUGUST 2003
                    FOR: GOLD FIELDS LIMITED


                         --------------------------------------
                         DIRECTOR
                         WHO WARRANTS THAT HE IS DULY AUTHORISED THERETO
AS WITNESSES:

1.
   ---------------
2.
   ---------------

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SIGNED AT PARK TOWN ON 8 AUGUST 2003
                    FOR: NEWSHELF 706 LIMITED


                         ----------------------------------------------
                         DIRECTOR

                         WHO WARRANTS THAT HE IS DULY AUTHORISED THERETO

AS WITNESSES:

1.
   ---------------
2.
   ---------------


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